AMENDMENT

TO THE

AMENDED AND RESTATED

ADMINISTRATIVE AND TRANSFER AGENCY SERVICES AGREEMENT

AMENDMENT made as of February 20, 2014, between Diamond Hill Funds (the “Trust”), an Ohio business trust, and Diamond Hill Capital Management, Inc. (“DHCM”), an Ohio corporation.

WHEREAS, the parties have entered into an Amended and Restated Administrative and Transfer Agency Services Agreement dated May 31, 2002 and restated and amended November 17, 2011 and amended again May 23, 2013; and

WHEREAS, the Trust wishes to retain DHCM to perform certain fund accounting and financial reporting services as hereinafter described on behalf of the Diamond Hill Funds set forth on Schedule A (individually a “Fund” and collectively the “Funds”); provided, however, that DHCM is authorized at its own expense to contract with other service providers to perform any or all of the services hereinafter described; and

WHEREAS, the parties wish to rename this agreement to be entitled Amended and Restated Administrative, Fund Accounting and Transfer Agency Services Agreement hereafter:

WHEREAS, DHCM wishes to provide, or arrange for the provision of, such services to the Trust under the conditions set forth below;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained the Trust under the conditions set forth below:

This amendment is made by Diamond Hill Capital Management, Inc. and Diamond Hill Funds to delete Sections 2 and 3 and replace both in their with the following paragraphs and corresponding schedules:

2. Trust Administration and Fund Accounting. DHCM shall give the Trust the benefit of its best judgment, efforts and facilities in rendering its administrative services. DHCM shall at all times conform to: (i) all applicable provisions of the Act and any rules and regulations adopted thereunder, (ii) the provisions of the Registration Statement of the Trust under the Securities Act of 1933 and the Act as amended from time to time, (iii) the provisions of the Amended and Restated Agreement and Declaration of Trust and the By-Laws of the Trust, as each shall be amended from time to time and (iv) an other applicable provisions of state and federal law.

Subject to the direction and control of the Trust, DHCM shall supervise the Trust’s business affairs not otherwise supervised by other agents of the Trust. To the extent not otherwise the primary responsibility of, or provided by, other parties under agreement with the Trust, DHCM shall supply (i) non-investment related statistical and research data, (ii) internal regulatory compliance services, (iii) executive and administrative services, and (iv) fund accounting services as further described in Schedule C.

DHCM shall supervise the preparation of (i) tax returns, (ii) reports to the shareholders of the Fund, (iii) reports to and filings with the U.S. Securities and Exchange Commission (the “SEC”), state securities commissions and Blue Sky authorities including preliminary and definitive proxy materials and post-effective amendments to the Trust’s registration statement, and (iv) necessary materials for the Trust if so elected by the Board of Trustees. Executive and administrative services include, but are not limited to, the coordination of all third parties furnishing services to the Trust, review of the books and records of the Trust maintained by such third parties, and the review and submission to the officers of the Trust for their approval, of invoices or other requests of payment of Trust expenses; and such other action with respect to the Trust as may be necessary in the opinion of DHCM to perform its duties hereunder.

3. Transfer Agency. DHCM shall perform all such transfer agency services and duties as are customary and necessary in the industry, including but not limited to services further described in Schedule D.

Effective February 20, 2014

DIAMOND HILL FUNDS

By:	/s/ James F. Laird, Jr.

James F. Laird Jr., President

DIAMOND HILL CAPITAL MANAGEMENT, INC.

By:	/s/ Christopher Bingaman

Christopher Bingaman, President

Schedule C

Fund Accounting Services

DHCM shall provide the services listed on this Schedule C to the Trust and any series thereof listed on Schedule A (each, a “Fund”), subject to the terms and conditions of the Agreement (including the Schedules).

I.	Services

1.	Record Maintenance

Maintain the following books and records of each Fund pursuant to Rule 31a-1 (the “Rule”) under the 1940 Act:

(a)	Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule.

(b)	General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule.

(c)	Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule.

(d)	A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

2.	Accounting Services

Perform the following accounting services for each Fund:

(a)	Allocate income and expense and calculate the net asset value per share (“NAV”) of each class of shares offered by each Fund in accordance with the relevant provisions of the applicable Prospectus of each Fund and applicable regulations under the 1940 Act.

(b)	Apply securities pricing information as required or authorized under the terms of the valuation policies and procedures of the Trust or a Fund (“Valuation Procedures”), including (A) pricing information from independent pricing services, with respect to securities for which market quotations are readily available, (B) if applicable to a particular Fund or Funds, fair value pricing information or adjustment factors from independent fair value pricing services or other vendors approved by the Trust (collectively, “Fair Value Information Vendors”) with respect to securities for which market quotations are not readily available, for which a significant event has occurred following the close of the relevant market but prior to the Fund’s pricing time, or which are otherwise required to be made subject to a fair value determination under the Valuation Procedures, and (C) prices obtained from the Trust or other designee, as approved by the Board.

(c)	Coordinate the preparation of reports that are prepared or provided by Fair Value Information Vendors which help the Trust to monitor and evaluate its use of fair value pricing information under its Valuation Procedures.

(d)	Verify and reconcile with the Funds’ custodian all daily trade activity.

(e)	Compute, as appropriate, each Fund’s net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity; (and other yields or standard or non-standard performance information as mutually agreed).

(f)	Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ; and as agreed, in certain cases, to newspapers.

(g)	Determine and report unrealized appreciation and depreciation on securities held in variable net asset value funds.

(h)	Amortize premiums and accrete discounts on fixed income securities purchased at a price other than face value, in accordance with the Generally Accepted Accounting Principles of the United States or any successor principles.

(i)	Update fund accounting system to reflect rate changes, as received from the Trust or a third party vendor, on variable interest rate instruments.

(j)	Post Fund transactions to appropriate categories.

(k)	Accrue expenses of each Fund according to instructions received from the Trust, and submit changes to accruals and expense items to authorized officers of the Trust for review and approval.

(l)	Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts.

(m)	Provide accounting reports in connection with the Funds’ regular annual audit, and other audits and examinations by regulatory agencies.

(n)	Provide such periodic reports as the parties shall agree upon.

(o)	Assist the Trust in identifying instances where market prices are not readily available, or are unreliable, each as set forth within parameters included in the Valuation Procedures.

(p)	Provide web based access to fund accounting reporting systems.

3.	Financial Statements and Regulatory Filings

Perform the following services related to the financial statements and related regulatory filing obligations for each Fund:

(a)	Provide monthly a hard copy of the unaudited financial statements described below, upon request of the Trust. The unaudited financial statements will include the following items:

(i)	Unaudited Statement of Assets and Liabilities,

(ii)	Unaudited Statement of Operations,

(iii)	Unaudited Statement of Changes in Net Assets, and

(iv)	Unaudited Condensed Financial Information

(b)	Provide accounting information for the following: (in compliance with Reg. S-X, as applicable):

(i)	federal and state income tax returns and federal excise tax returns;

(ii)	the Funds’ semi-annual reports with the SEC on Form N-SAR and Form N-CSR;

(iii)	the Funds’ schedules of investments for filing with the SEC on Form N-Q;

(iv)	the Funds’ annual and semi-annual shareholder reports and quarterly Board meetings

(v)	registration statements on Form N-1A or Form N-2 and other filings relating to the registration of shares;

(vi)	reports related to DHCM or its designee’s monitoring of each Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended;

(vii)	annual audit by the Funds’ auditors;

(viii)	examinations performed by the SEC; and

(ix)	proxy statements and other Shareholder communications.

(c)	Calculate turnover and expense ratio.

(d)	Prepare schedule of Capital Gains and Losses.

(e)	Provide daily cash report.

(f)	Maintain and report security positions and transactions in accounting system.

(g)	Prepare Broker Commission Report.

(h)	Monitor expense limitations.

(i)	Maintain list of failed trades.

(j)	Provide unrealized gain/loss report.

Schedule D

Transfer Agency Services

I.	Services

DHCM shall provide the services listed on this Schedule D to the Trust and any series thereof listed on Schedule A (each, a “Fund”), subject to the terms and conditions of the Agreement (including the Schedules).

1.	Shareholder Transactions

(a)	Process shareholder purchase and redemption orders.

(b)	Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

(c)	Issue confirmations for purchases, redemptions and other confirmable transactions.

(d)	Issue periodic statements for shareholders.

(e)	Process transfers and exchanges.

(f)	Process dividend payments, including the purchase of new shares, through dividend reimbursement.

(g)	Where applicable, process redemption fee as stated in the Fund Prospectus.

(h)	Provide personnel to respond to telephone inquiries from dealers, shareholders and prospective shareholders. Provide assistance to sales representatives with establishing accounts.

(i)	Research/resolve account documentation issues

(j)	Assist with shareholder and tax form questions

(k)	Provide 24 hour voice-response system.

2.	Recordkeeping

(a)	Post shareholder transactions to recordkeeping system

(b)	Balance daily transaction activity

(c)	Gain/loss tracking and billing

(d)	Fund NAV processing

(e)	Manage daily ACH transmissions

(f)	Image inbound mail/fax documentation

(g)	Reconcile Demand Deposit Accounts

(h)	Process NSCC activity, support full NCSS networking

(i)	Complete cash settlement between funds, custodians, NSCC and shareholders

(j)	Track and report sales activity

(k)	Communicate/coordinate fund corporate action events

(l)	Monitor/report suspicious activity (SAR filings)

(m)	Monitor/report OFAC compliance

(n)	Provide services for compliance filings (TA-1, TA-2, 17AD 13/15/16, etc.)

(o)	Monitor cash equivalents and provide reporting on IRS Form 8300

3.	Shareholder Information Services

(a)	Produce detailed history of transactions through duplicate or special order statements upon request.

(b)	Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders, upon request.

4.	Compliance Reporting

(a)	Provide reports to the Securities and Exchange Commission and the states in which the Fund is registered.

(b)	Prepare and distribute appropriate Internal Revenue Service forms for corresponding Fund and shareholder income and capital gains.

(c)	Issue tax withholding reports to the Internal Revenue Service.

5.	Dealer/Load Processing

(a)	Where appropriate information is provided, process purchases made under the rights of accumulation or a Letter of Intent privileges at the appropriate breakpoint.

(b)	Calculate/distribute fees due under 12b-1 plans for distribution and marketing expenses at the direction of the Client or the Fund’s distributor.

(c)	Provide for payment of commission on direct shareholder purchases in a load fund.

6.	Shareholder Account Maintenance

(a)	Maintain all shareholder records for each account in the Funds.

(b)	Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

(c)	Record shareholder account information changes.

(d)	Maintain account documentation files for each shareholder.

(e)	Handle shareholder correspondence including complaints. The process for handling complaints shall be mutually agreed upon by the Trust, DHCM and the Funds’ distributor.

7.	System Access

Provide the Trust with on-line access to shareholder information, including transactions, account balances and other account information.

8.	Blue Sky Services

(a)	Prepare such reports, applications and documents (including reports regarding the sale and redemption of shares in the Funds as required in order to comply with Federal and state securities laws) to register the shares of the Funds (“Shares”) with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Funds and the Shares and all amendments thereto, to register and keep effective the registration of the Funds and the Shares with state securities authorities to enable the Funds to make a continuous offering of their Shares pursuant to Service Provider’s state registration, renewal and sales reporting Rule 38a-1 Compliance Procedures, which shall be made available to the Trust upon request.

(b)	The Trust shall be responsible for identifying to DHCM in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction.

(c)	After receipt of funds from the Trust, make payments on behalf of the Trust for all filing fees.

(d)	Coordinate and address all blue sky inquiries from states related to DHCM’s Services.

9.	Anti-Money Laundering Services

In each case consistent with and as required or permitted by the written anti-money laundering program (“AML Program”) of the Funds:

(a)	Where appropriate and information is available, take reasonable measures to verify shareholder identity upon opening new accounts.

(b)	Monitor, identify and report shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required information to the SEC, the U.S. Treasury Department, the Internal Revenue Service or each agency’s designated agent.

(c)	Place holds on transactions in shareholder accounts or freeze assets in shareholder accounts.

(d)	Maintain records or other documentation related to shareholder accounts and transactions that are required to be prepared and maintained pursuant to the Funds’ AML Program, and make the same available to the Trust, the individual appointed as the Funds’ anti-money laundering compliance officer (“AML Compliance Officer”), the Funds’ auditors and regulatory or law enforcement authorities.

(e)	Review Shareholder names against lists of suspected terrorist and terrorist organizations supplied by various governmental organizations, such as the Office of Foreign Asset Control.